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EXHIBIT 16 TO FORM 8-K



May 12, 1999

Securities and Exchange Commission
450 Fifth Street NW
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated May 7, 1999, of Mackie Designs, Inc. and are in agreement with the statements contained in the first sentence of paragraph one, paragraph two, and paragraph three therein. We have no basis to agree or disagree with the registrant's statements contained in the second sentence of paragraph one or paragraph four therein.



                                       /s/ Ernst & Young LLP
                                       ------------------------------
                                       ERNST & YOUNG LLP

Seattle, Washington